                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ROBERT HALF INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   ROBERT HALF INTERNATIONAL INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                         ROBERT HALF INTERNATIONAL INC.
                              2884 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                   TO BE HELD
                             WEDNESDAY, MAY 1, 1996
                                   9:00 A.M.

To the Stockholders:

    The annual meeting of stockholders of ROBERT HALF INTERNATIONAL INC. (the "Company") will be held at 9:00 a.m. on Wednesday, May 1, 1996 at The Westin Hotel--San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. The meeting will be held for the following purposes:

     1. To elect three directors.

     2. To approve an amendment to the Outside Directors' Option Plan.

     3. To approve amendments to the 1993 Incentive Plan.

     4. To approve amendments to the Annual Performance Bonus Plan.

     5. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on March 7, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          STEVEN KAREL
                                          SECRETARY

Menlo Park, California
March 19, 1996

                                  --IMPORTANT--
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                         ROBERT HALF INTERNATIONAL INC.

                              -------------------

                                PROXY STATEMENT
                              -------------------

                                  INTRODUCTION

    The enclosed proxy is solicited on behalf of the present Board of Directors (sometimes referred to as the "Board") of Robert Half International Inc., a Delaware corporation (the "Company"), the principal executive offices of which are located at 2884 Sand Hill Road, Menlo Park, California 94025. The approximate date on which this proxy statement and the enclosed proxy are being mailed to the Company's stockholders is March 19, 1996. The proxy is solicited for use at the annual meeting of stockholders (the "Meeting") to be held at 9:00 a.m. on Wednesday, May 1, 1996, at The Westin Hotel--San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. Only stockholders of record on March 7, 1996 will be entitled to notice of, and to vote at, the Meeting and any adjournment of the Meeting. Each share is entitled to one vote. At the close of business on March 7, 1996 the Company had outstanding and entitled to vote 28,998,392 shares of its common stock, $.001 par value ("Common Stock").

    A stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Meeting to the Secretary of the Company, by a duly executed proxy bearing a date later than the date of the proxy being revoked, or at the Meeting if the stockholder is present and elects to vote in person. Solicitation of proxies may be made by directors, officers or employees of the Company by telephone or personal interview as well as by mail. Costs of solicitation will be borne by the Company.

    An automated system administered by the Company's transfer agent will tabulate votes cast at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders or with respect to election of directors, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or a nominee has been elected.

    In August 1994, the Company effected a two-for-one stock split in the form of a stock dividend. All share and price per share amounts in this Proxy Statement have been restated, as appropriate, to reflect the stock split.

                      NOMINATION AND ELECTION OF DIRECTORS

NOMINEES OF THE PRESENT BOARD OF DIRECTORS

    The By-Laws of the Company provide for a Board of Directors consisting of not less than six nor more than eleven directors. The size of the Board of Directors is presently set at seven and there are no vacancies.

    The Board of Directors is divided into three classes serving staggered three year terms. Currently, there are two directors in Class III, whose terms expire in 1998, two directors in Class I, whose terms expire in 1997, and three directors in Class II, whose terms expire at the 1996 Annual Meeting. Each Director holds office until the annual meeting in the year in which his term expires and until his successor is elected and qualified.

    The current members of Class II, whose terms expire at the Annual Meeting, are Frederick A. Richman, Thomas J. Ryan and J. Stephen Schaub, all of whom are nominees.

    Proxies cannot be voted for more than three persons. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Proxies solicited by the Board will be voted "FOR" the election of Messrs. Richman, Ryan and Schaub unless stockholders specify in their proxies to the contrary. Although the Board does not expect any nominee to become unavailable to serve as a director for any reason, should that occur before the Meeting, proxies will be voted for the balance of those named and such substitute nominee as may be selected by the Board.

    The following table lists the name of each current member of the Board of Directors, his age at January 31, 1996, the Class of which he is a member and the period during which he has served as a director.

                                                                                     CURRENT       DIRECTOR
                                    NAME                                       AGE    CLASS          SINCE
-----------------------------------------------------------------------------  ----  -------  -------------------
Andrew S. Berwick, Jr. ......................................................   62      I        October 1981
Frederick P. Furth...........................................................   61      I          July 1983
Edward W. Gibbons............................................................   59     III       November 1988
Harold M. Messmer, Jr. ......................................................   49     III       January 1982
Frederick A. Richman.........................................................   50     II         March 1994
Thomas J. Ryan...............................................................   71     II        February 1987
J. Stephen Schaub............................................................   55     II         March 1989

    Mr. Berwick has been President of Berwick-Pacific Corporation, a real estate development company, for more than the past five years. He is Chairman Emeritus of California Healthcare System.

    Mr. Furth has been senior partner of the law firm of Furth, Fahrner & Mason for more than the past five years. He is the Proprietor and Chairman of the Board of Chalk Hill Winery and Chairman of the Board of the Furth Family Foundation.

    Mr. Gibbons has been a partner in Gibbons, Goodwin, van Amerongen, a private merchant banking firm, since its founding in 1969. Mr. Gibbons is also currently a director of Foodmaker, Inc.

    Mr. Messmer has been Chairman of the Board since 1988, Chief Executive Officer since 1987 and President since 1985. Mr. Messmer is a director of Airborne Freight Corporation, First Interstate Bancorp, Health Care Property Investors, Inc., Pacific Enterprises and Spieker Properties, Inc.

    Mr. Richman is a senior tax partner of the law firm of O'Melveny & Myers, of which he has been a member since 1978.

    Mr. Ryan has been Chairman of the Board of Directors and Chief Executive Officer of ISU International, a franchisor of independent insurance agents, since 1979.

    Mr. Schaub has been President and owner of J.S. Schaub & Co., Inc., a firm engaged in investments and financial consulting, for more than the past five years. Since 1984, he has also been Chief Financial Officer, part owner and a director of Northwest Energy Services, Inc., a privately owned engineering firm specializing in energy audits, installation and financing of energy conservation measures.

THE BOARD AND COMMITTEES

    The Board of Directors has standing Audit, Compensation and Executive Committees. The Board currently has no standing nominating committee.

    The Audit Committee, composed of Messrs. Berwick, Richman and Schaub, met once during 1995. The function of the Audit Committee is to recommend to the full Board of Directors the firm to be retained by the Company as its independent auditors, to consult with the auditors with regard to the plan of audit, the results of the audit and the audit report, and to confer with the auditors with regard to the adequacy of internal accounting controls.

    The Compensation Committee, composed of Messrs. Furth, Berwick and Ryan, met once during 1995 and acted once by unanimous written consent. The function of the Compensation Committee is to establish compensation policies for the Company's senior officers and to administer compensation plans in which officers, directors and employees are eligible to participate.

    The Executive Committee, composed of Messrs. Messmer, Furth and Gibbons, did not meet during 1995. The Executive Committee has all of the powers of the Board of Directors, with certain specific exceptions required by Delaware law.

    The Board met four times during 1995. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he served that were held while he was a member thereof.

EXECUTIVE OFFICERS

    The following table lists the name of each executive officer of the Company, his or her age at January 31, 1996, and his or her current positions and offices with the Company:

               NAME                  AGE                        OFFICE
-----------------------------------  ---  --------------------------------------------------
Harold M. Messmer, Jr. ............  49   Chairman of the Board, President and Chief
                                            Executive Officer
M. Keith Waddell...................  38   Senior Vice President, Chief Financial Officer and
                                            Treasurer
Robert W. Glass....................  37   Senior Vice President, Corporate Development
Steven Karel.......................  45   Vice President, Secretary and General Counsel
Barbara J. Forsberg................  35   Vice President and Controller
Kirk E. Lundburg...................  36   Vice President, Administration

    Mr. Waddell has been Senior Vice President of the Company since 1993, Chief Financial Officer of the Company since 1988 and Treasurer since 1987. From 1986, when he joined the Company, until 1993, he served as Vice President.

    Mr. Glass has been Senior Vice President, Corporate Development, since 1993. He served as Vice President, Corporate Development from 1988 until 1993. From 1987 until 1988, he served as Vice President, Planning of the Company.

    Mr. Karel has been Vice President and General Counsel of the Company since 1989 and Secretary since 1993.

    Ms. Forsberg has been Vice President of the Company since 1993 and Controller since 1990.

    Mr. Lundburg has been Vice President, Administration of the Company since 1993. For more than five years prior to joining the Company he was an associate with the law firm of Latham & Watkins.

    The executive officers of the Company are also officers of the Company's wholly owned subsidiaries.

    All of the executive officers serve at the pleasure of the Board of Directors. Mr. Messmer has an employment agreement with the Company to serve as Chairman, President and Chief Executive Officer. In addition, severance agreements have been entered into with certain executive officers. See the discussion under "Compensation of Executive Officers" below.

    There are no family relationships between any of the directors or executive officers.

                           BENEFICIAL STOCK OWNERSHIP

    The following table sets forth information as of February 29, 1996 concerning beneficial ownership of Common Stock by (i) the only persons known to the Company to be beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) the five executive officers of the Company who had the highest combination of salary and bonus during 1995, and (iv) all executive officers and directors as a group. Included in share ownership are shares that may be acquired upon the exercise of options that are currently exercisable or become exercisable on or before May 31, 1996 ("Exercisable Options").

                                                       SHARES OF      PERCENT
                                                     COMMON STOCK        OF
                                                     BENEFICIALLY      COMMON
             NAME OF BENEFICIAL OWNER                  OWNED(A)        STOCK
--------------------------------------------------  ---------------   --------
Putnam Investments, Inc. .........................  3,931,699(b)      13.6%
  One Post Office Square
  Boston, MA 02109
FMR Corp. ........................................  2,650,500(c)       9.1%
  82 Devonshire Street
  Boston, MA 02109
Andrew S. Berwick, Jr. ...........................     96,000(d)       0.3%
Frederick P. Furth................................    885,100(e)       3.0%
Edward W. Gibbons.................................    265,945(f)       0.9%
Harold M. Messmer, Jr.............................    493,906(g)       1.7%
Frederick A. Richman..............................      9,000(h)       0.0%
Thomas J. Ryan....................................     81,106(d)       0.3%
J. Stephen Schaub.................................    968,040(i)       3.3%
M. Keith Waddell..................................    167,726(j)       0.6%
Robert W. Glass...................................    117,294(k)       0.4%
Steven Karel......................................     41,777(l)       0.1%
Barbara J. Forsberg...............................     31,985(m)       0.1%
All executive officers and directors as a group
  (12 persons)....................................  3,175,820(n)      10.8%

------------------------
(a) Named persons have sole voting and investment power, except as otherwise indicated.

(b) Information is as of January 15, 1996, the latest date for which information is available to the Company. According to a Schedule 13G filed by Putnam Investments, Inc. these shares are held indirectly by Putnam Investments, Inc. and its parent, Marsh & McLennan Companies, Inc. and directly by various entities controlled by Putnam Investments, Inc., including Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., all of which own such shares in their capacities as investment advisers or investment managers. According to the Schedule 13G, shared dispositive power is held with respect to all of such shares and shared voting power is held with respect to 276,135 of such shares.

(c) Information is as of January 10, 1996, the latest date for which information is available to the Company. According to a Schedule 13G filed by FMR Corp., these shares are held indirectly by FMR Corp. and Edward C. Johnson 3d (Chairman and a significant stockholder of FMR Corp.) and Abigail P. Johnson (director and a significant stockholder of FMR Corp.) and directly by various entities controlled by FMR Corp., including Fidelity Management & Research Company, Fidelity Magellan Fund and Fidelity Management Trust Company, all of which own such shares in their capacities as investment advisers, investment companies or investment managers. According to the Schedule 13G, sole dispositive power and shared voting power is held with respect to all of such shares.

(d) Includes 48,000 shares that may be acquired upon the exercise of Exercisable Options.

(e) Includes 633,000 shares as to which Mr. Furth has voting power but not dispositive power, 50,800 shares owned by the Furth Foundation, a charitable foundation of which Mr. Furth is a director, as to which shares Mr. Furth has shared voting and dispositive powers, and 48,000 shares that may be acquired upon the exercise of Exercisable Options. Also includes 1,500 shares owned by Mr. Furth's wife, as to which shares he has sole voting and dispositive power.

(f) Includes 28,000 shares that may be acquired upon the exercise of Exercisable Options.

(g) Includes 202,922 shares that may be acquired upon the exercise of Exercisable Options, 237,421 shares acquired pursuant to Company benefit plans, as to which shares Mr. Messmer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, 49,295 shares as to which Mr. Messmer shares voting and dispositive power with his wife and 3,000 shares held by Mr. Messmer as custodian for his children, as to which shares Mr. Messmer has voting and dispositive power but disclaims beneficial ownership.

(h) Includes 6,000 shares that may be acquired upon the exercise of Exercisable Options.

(i) Includes 8,000 shares that may be acquired upon the exercise of Exercisable Options, 24,454 shares owned by the John Jerome Schaub Trust, of which trust Mr. Schaub is co-trustee and co-beneficiary, and 10,000 shares held by the Schaub Foundation, as to which shares Mr. Schaub shares voting and dispositive power but in which he has no pecuniary interest. Also includes 453,215 shares as to which Mr. Schaub has voting power and a right of first refusal but in which he has no pecuniary interest.

(j) Includes 42,041 shares that may be acquired upon the exercise of Exercisable Options, 100,591 shares acquired pursuant to Company benefit plans, as to which shares Mr. Waddell has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 25,094 shares as to which Mr. Waddell shares voting and dispositive power with his wife.

(k) Includes 71,503 shares that may be acquired upon the exercise of Exercisable Options, 37,561 shares acquired pursuant to Company benefit plans, as to which shares Mr. Glass has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, and 7,650 shares as to which Mr. Glass shares voting and dispositive power with his wife.

(l) Includes 16,638 shares that may be acquired upon the exercise of Exercisable Options and 18,352 shares acquired pursuant to Company benefit plans, as to which shares Mr. Karel has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(m) Includes 18,644 shares that may be acquired upon the exercise of Exercisable Options and 11,725 shares acquired pursuant to Company benefit plans, as to which shares Ms. Forsberg has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(n) In addition to the shares held by directors and executive officers described in the table, as to which information is contained in the other notes to this table, includes an aggregate of 17,941 shares held by one other executive officer of the Company, including 7,930 shares that may be acquired upon the exercise of Exercisable Options and 8,020 shares that were acquired pursuant to Company benefit plans, as to which shares the officer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

                         COMPARATIVE PERFORMANCE GRAPH

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Performance Graph shall not be deemed to be incorporated by reference into any such filings.

    The following graph compares, through December 31, 1995, the cumulative return of the Company's Common Stock, an index of certain publicly traded employment services companies, and the S&P 500. The graph assumes the investment of $100 at the end of 1990 and reinvestment of all dividends. The information presented in the graph was obtained by the Company from outside sources it considers to be reliable but has not been independently verified by the Company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 ROBERT HALF
                INTERNATIONAL        PEER GROUP INDEX(A)(B)   S&P 500 INDEX
1990                         100.00                  100.00           100.00
1991                         123.30                  122.82           130.47
1992                         145.22                  152.91           140.41
1993                         287.70                  166.88           154.56
1994                         526.09                  221.28           156.60
1995                         917.91                  255.34           215.45

------------------------
(a) This index represents the cumulative total return of the Company and the following corporations providing temporary or permanent employment services:
    CDI Corp., Kelly Services, Inc., Manpower Inc., The Olsten Corporation and Uniforce Temporary Personnel, Inc. Many of the Company's competitors are privately-held, and none of the selected corporations specializes, as does the Company, primarily in the temporary and permanent placement of accounting, financial, tax and banking personnel. However, the selected corporations, which for the most part are general employment agencies and therefore not comparable to the Company, constitute the best approximation of a peer group among public companies.

(b) In the Company's previous proxy statements, Adia Services, Inc. ("Adia") was included in the Peer Group Index. Adia ceased to be publicly traded on January 9, 1995, and has therefore been excluded from the Index. Its exclusion caused an insignificant increase in the performance of the Peer Group Index. (If Adia were included in the Index, the result would be a decrease in the Index's performance of less than 5% in each of the indicated years.)

              PROPOSAL TO AMEND THE OUTSIDE DIRECTORS' OPTION PLAN

    The Company's Outside Directors' Option Plan ("Directors' Plan") provides for the automatic annual grant of options for 4,000 or 5,000 shares, as described below, to each outside director. At the 1996 Annual Meeting, the stockholders will be asked to approve an amendment to the Directors' Plan that extends the life of the plan indefinitely. THE AMENDMENT DOES NOT CHANGE THE NUMBER OF OPTIONS GRANTED TO EACH OUTSIDE DIRECTOR OR THE METHOD OF PRICING SUCH OPTIONS.

PROPOSED AMENDMENT

    Currently Section 3 of the Directors' Plan limits the number of shares with respect to which options may be granted to 200,000 shares. From the inception of the Directors' Plan through the date of this Proxy Statement, options for a total of 174,000 shares have been granted. Pursuant to the Directors' Plan, options for an additional 24,000 shares will be granted on the date of the 1996 Annual Meeting of Stockholders. Accordingly, after the Annual Meeting, there will be only 2,000 shares remaining in the Directors' Plan, which will be insufficient to continue the plan.

    Stockholders are being asked to approve an amendment to Section 3 of the Directors' Plan that would cause Section 3 to read in its entirety as follows:

   "The number of authorized but previously unissued shares of the Company's Stock available for issuance hereunder shall equal the number of shares of Stock with respect to which Options are granted pursuant to Section 5 hereof."

    The effect of such amendment is to remove the 200,000 share limit on options that may be granted under the Directors' Plan. The result of such amendment would be to continue the plan indefinitely, with no change being made in the amount of each outside director's annual option grant (4,000 shares for continuing directors and 5,000 shares for new directors) or in the method of pricing such option.

SUMMARY OF THE DIRECTORS' PLAN

    The following description of the Directors' Plan is qualified in its entirety by reference to the plan, which, in its amended form, is attached hereto as Appendix A.

    The Directors' Plan provides for the automatic granting of options to outside directors (currently all directors other than Mr. Messmer) of the Company on the day of each Annual Meeting of Stockholders. On such day, each outside director will receive an option for the purchase of 4,000 shares. However, if such individual has not previously been granted an option by the Company, the grant will be for the purchase of 5,000 shares, rather than 4,000 shares. The exercise price for all options is 100% of the fair market value on the date of grant. All options are for a term of ten years and will vest at the rate of 25% per year for each of the first four years. However, all options vest automatically and immediately upon the occurrence of a Change in Control (as defined in the plan). No option may be exercised until at least six months after its grant date. Unvested options terminate on the day that an individual ceases to be a director. Vested options may be exercised for a limited period following termination. As of March 11, 1996, the closing price of the Company's stock on the New York Stock Exchange was $43.875 per share.

FEDERAL INCOME TAX CONSEQUENCES

    The proposed amendment will have no effect upon the tax consequences to recipients of grants or exercises under the Directors' Plan. The optionee will recognize ordinary income when an option is exercised. The Company will be entitled to a deduction equal to the amount of income recognized by the optionee.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the proposal. The total vote cast on the proposal also must equal or exceed at least 50% of the number of shares of Common Stock outstanding on the Record Date.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE OUTSIDE DIRECTORS' OPTION PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

            PROPOSAL TO RATIFY AMENDMENTS TO THE 1993 INCENTIVE PLAN

    The Company's 1993 Incentive Plan ("Incentive Plan"), originally adopted by stockholders in 1993, provides for the discretionary grant of stock options and restricted stock by the Compensation Committee to key employees. At the 1996 Annual Meeting of Stocholders, the stockholders will be asked to ratify two amedments to the Incentive Plan. THE AMENDMENTS DO NOT INCREASE THE BENEFITS TO ANY RECIPIENT OF GRANTS UNDER THE PLAN. RATHER, THEY LIMIT THE BENEFITS THAT MAY BE GRANTED AND PERMIT THE COMPENSATION COMMITTEE TO PROVIDE THAT CERTAIN BENEFITS GRANTED UNDER THE PLAN BE CONDITIONED ON POSITIVE FUTURE PERFORMANCE OF THE COMPANY.

    LIMITATION ON GRANTS TO ANY ONE INDIVIDUAL. As last approved by stockholders, the Incentive Plan limited the amount of option grants that may be made to any individual during any year but did not limit the amount of restricted stock grants. Stockholders are being asked to ratify an amendment that imposes an annual limit on restricted stock grants. The amendment inserts the words "or Restricted Stock" in the last sentence of Section 4 of the Incentive Plan (the sentence that contains the annual restriction on option grants). For the text of such sentence, as amended, see Appendix B to this Proxy Statement. The result of such amendment is that the aggregate of stock options and restricted stock (rather than just stock options) granted to any individual in any year may not exceed 319,872 shares.

    ADDITION OF PERFORMANCE CONDITIONS. The Compensation Committee has amended the Incentive Plan to provide that it may, in addition to imposing a time vesting schedule on a restricted stock grant, also impose forfeiture conditions relating to the Company's performance. Under these added performance conditions, the amount of a restricted stock award made subject to such a performance condition would be reduced if the Company's earnings per share for the first nine months of the year following grant did not, on an annualized basis, equal at least 90% of the target earnings per share goal set for the year by the Compensation Committee. If such 90% level is not reached, 1% of the original restricted stock award is forfeited for each 1% by which the annualized earnings per share falls below 90% of the target. However, no reduction takes place if the shares have previously vested by reason of death, disability or Change in Control. No change has been made in the time vesting schedule imposed by the Incentive Plan which remains applicable to all grants. Thus, the amendment permits the Compensation Committee to make restricted stock awards subject to both time vesting requirements and performance conditions, rather than just vesting requirements. Stockholders are asked to ratify this amendment, the full text of which is set forth as Section 6(h) of the Incentive Plan, which appears as Appendix B to this Proxy Statement.

SUMMARY OF THE 1993 INCENTIVE PLAN

    The following description of the Incentive Plan is qualified in its entirety by reference to the plan, which, in its amended form, is attached hereto as Appendix B.

    The Incentive Plan provides for the issuance of stock options or restricted stock to key employees of the Company that are selected by the Compensation Committee of the Board of Directors. The maximum number of key employees currently eligible to participate is approximately ten. The total number of shares that may be issued or transferred under the Plan during any year is 1.5% of the total issued and outstanding shares of the Company (excluding treasury shares) on January 1 of that year.

In accordance with such formula, grants for a total of 433,314 shares may be made during 1996. Also, shares that are covered by grants that are forfeited or otherwise surrendered without value during the year are eligible for future grants and do not count against the annual limit. The Compensation Committee may amend, alter, suspend or discontinue the Plan at any time without stockholder approval, except as may be required by applicable law.

    Recipients of restricted stock awards which consist of treasury shares do not pay any cash consideration to the Company for the shares. Restricted stock grants generally vest at the rate of 25% per year for each of the first four years following the grant, although alternate vesting schedules may be established by the Compensation Committee. Grants vest immediately and automatically upon the occurrence of a Change in Control (as defined in the plan). Unvested shares may not be sold or transferred by the holder and are forfeited by the holder upon the termination of his employment, unless otherwise determined by the Compensation Committee. The holder of a restricted stock award does, however, have the right to vote all shares subject to such grant, and receive all dividends with respect to such shares, whether or not the shares have vested. (The Company does not currently pay dividends.)

    No amendments are being proposed to the provisions of the Incentive Plan pertaining to stock options.

FEDERAL INCOME TAX CONSEQUENCES

    The amendments will have no effect upon the tax consequences to recipients of awards made under the Incentive Plan. Nor will the amendments have any effect upon the tax consequences to the Company of stock option grants under the Incentive Plan or restricted stock grants not made subject to a performance condition.

    With respect to a restricted stock award granted after the meeting and made subject to a performance condition, the holder will recognize ordinary income when the award vests. The Company will be entitled to a deduction equal to the amount of income recognized by the holder of such a restricted stock award subject to a performance condition. However, if the amendments are not approved by stockholders, deductibility by the Company with respect to such a restricted stock award may be limited by Section 162(m) of the Internal Revenue Code.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the proposal. The total vote cast on the proposal also must equal or exceed at least 50% of the number of shares of Common Stock outstanding on the Record Date.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE AMENDMENTS TO THE 1993 INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

      PROPOSAL TO APPROVE AMENDMENTS TO THE ANNUAL PERFORMANCE BONUS PLAN

    The Company's Annual Performance Bonus Plan ("Performance Plan") provides for the grant by the Compensation Committee of annual bonuses to key employees that are conditioned upon the Company's performance. At the 1996 Annual Meeting of Stockholders, the stockholders will be asked to approve certain amendments to the Performance Plan.

AMENDMENTS

    The Company's compensation philosophy over the last several years is to make a greater percentage of each executive's annual compensation contingent on company performance. One example of this is the recent addition of performance conditions to restricted stock grants, as described above. Another example is the changing allocation of cash compensation between base salary and performance-based bonus under the Performance Plan. A much greater percentage of executive cash compensation in 1995 was attributable to performance-based bonus than was the case in 1993 when the Performance Plan was adopted. The Compensation Committee views this as a positive development for stockholders, as it more closely aligns the interests of executives with the interests of stockholders by making a larger percentage of compensation contingent upon Company performance. However, the Compensation Committee's ability to continue this trend under the Performance Plan is restricted by its terms, which limit bonuses thereunder to twice the highest bonus paid for 1993. The amendments raise this upper limit to five times the highest bonus paid for 1995. THE AMENDMENTS DO NOT INCREASE TARGET BONUSES UNDER THIS PLAN OR OBLIGATE THE COMPENSATION COMMITTEE TO DO SO. THEY GIVE THE COMMITTEE MORE FLEXIBILITY IN FASHIONING COMPENSATION ARRANGEMENTS UNDER THIS PLAN THAT LINK PAY TO PERFORMANCE. Establishing bonuses would remain at the discretion of the Compensation Committee.

    Accordingly, stockholders are asked to approve amendments to the Performance Plan, effective January 1, 1996, that substitute the clause "but in no event may such amount be in excess of five times the highest bonus paid by the Company to any Eligible Executive with respect to 1995, as reported by the Company in its Proxy Statement for the 1996 Annual Meeting of Stockholders" for the clause "but in no event may such amount be in excess of twice the highest bonus paid by the Company to any Eligible Executive with respect to 1993, as reported by the Company in its Proxy Statement for the 1994 Annual Meeting of Stockholders" each of the three times such clause appears in the Performance Plan. Such clause appears in the definitions of "Potential Year-End Bonus," "Preliminary Bonus" and "Year-End Bonus" contained in Section 1 of the Performance Plan.

SUMMARY OF THE PERFORMANCE PLAN

    The following description of the Performance Plan is qualified in its entirety by reference to the plan, which, in its amended form, is attached hereto as Appendix C.

    The Performance Plan provides for the annual grant of cash bonuses to elected executive officers and to such other senior executives as may be designated from time to time by the Compensation Committee of the Board of Directors. As of the date of this Proxy Statement, the Company had eight participants in the Performance Plan. The Compensation Committee has the authority to alter, amend or discontinue the Performance Plan at any time without stockholder approval, except as may be required by applicable law. Each year, the Compensation Committee will establish a target bonus for each participating executive and a target earnings per share for the Company. If that target earnings per share is actually achieved, each participating individual will receive his or her target bonus. If the actual earnings per share varies from the goal, the individual's bonus will also vary, in direct proportion to the variance between actual earnings per share and target earnings per share. However, no bonus will be paid if actual earnings are less than 50% of target earnings.

FEDERAL INCOME TAX CONSEQUENCES

    The amendments will have no effect upon the tax consequences to recipients of performance bonuses paid under the Performance Plan. Subject to the approval by the stockholders of the amendments described herein, the Company will be entitled to a deduction equal to the amount of income recognized by the receipient of a performance bonus. However, if the amendments are not approved by stockholders, and the Compensation Committee implements alternative methods of paying bonuses in lieu of the Performance Plan, the future deductibility by the Company of any such other bonuses may be limited by Section 162(m) of the Internal Revenue Code.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the proposal. The total vote cast on the proposal also must equal or exceed at least 50% of the number of shares of Common Stock outstanding on the Record Date.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE ANNUAL PERFORMANCE BONUS PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                           COMPENSATION OF DIRECTORS

    Each outside director receives an annual fee of $20,000 for services as a director, $1,000 for each board meeting attended, and an annual fee of $3,000 for each committee on which he serves as a member. All directors receive reimbursement for travel and other expenses directly related to activities as directors.

    Each outside director also receives an annual option grant under the Outside Directors' Option Plan. A description of this plan appears above under the heading "Proposal to Amend the Outside Directors' Option Plan." Each of the outside directors (all directors other than Mr. Messmer) was, pursuant to the terms of the plan, granted an option on May 11, 1995 (the date of the 1995 Annual Meeting of Stockholders) at an exercise price of $21.25 per share, the fair market value on the date of grant. Each of such grants was for an option to purchase 4,000 shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following tables provide information as to compensation for services of the five executive officers of the Company who had the highest combination of salary and bonus with respect to 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                 -----------------------------------------------------
                                                 ANNUAL                               SECURITIES
                                              COMPENSATION         RESTRICTED         UNDERLYING
          NAME AND                       ----------------------       STOCK             STOCK            ALL OTHER
     PRINCIPAL POSITION         YEAR       SALARY      BONUS         AWARDS            OPTIONS        COMPENSATION (C)
----------------------------  ---------  ----------  ----------  ---------------  ------------------  ----------------
Harold M. Messmer, Jr.......       1995  $  375,847  $  646,687  $  2,821,509(a)      106,043 shares    $    119,720
  Chairman and Chief               1994  $  364,900  $  523,056  $  2,453,061(b)      186,135 shares    $    114,501
  Executive Officer                1993  $  354,917  $  398,571  $    309,458         115,802 shares    $     94,331
M. Keith Waddell............       1995  $  200,000  $  330,444  $  1,295,072(a)       49,027 shares    $     94,794
  Senior Vice President            1994  $  190,000  $  267,271  $    912,032(b)       85,652 shares    $     53,250
                                   1993  $  179,583  $  176,833  $    155,407          66,270 shares    $     39,931
Robert W. Glass.............       1995  $  145,000  $  159,108  $    408,747(a)       11,934 shares    $     54,266
  Senior Vice President            1994  $  140,000  $  128,690  $    359,588(b)       25,853 shares    $     31,493
                                   1993  $  129,583  $   97,916  $     73,993          33,030 shares    $     25,324
Steven Karel................       1995  $  135,000  $   56,873  $    337,810(a)        9,059 shares    $     33,115
  Vice President                   1994  $  122,000  $   42,256  $    108,045(b)       11,115 shares    $     18,901
                                   1993  $  120,333  $   32,151  $     29,605          15,622 shares    $     16,377
Barbara J. Forsberg.........       1995  $  110,000  $   55,455  $    203,625(a)        9,080 shares    $     25,935
  Vice President                   1994  $   86,000  $   38,114  $    103,545(b)        8,300 shares    $     13,115
                                   1993  $   83,500  $   23,250  $     14,531           4,917 shares    $     10,925

--------------------------
(a) The amount reported reflects both 1994 and 1995 grants. The annual grants made with respect to the 1994 year-end review of compensation were made effective January 1995. Because the timing of the Compensation Committee's 1995 year-end review was moved to November 1995, the annual grants made in connection with the 1995 year-end review of compensation were made in November 1995. Thus, the 1995 entry in this column represents the grants with respect to two years.

    At December 31, 1995, Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg held an aggregate of 244,561, 109,196, 40,586, 20,512 and 13,100 shares of restricted stock, respectively, having a market value, on that date of $10,240,991, $4,572,583, $1,699,539, $858,940 and $548,563,
    respectively. All restricted stock awards vest automatically upon the occurrence of a Change in Control. The executive officers have the right to receive any dividends paid on restricted shares.

(b) In May 1994, the Compensation Committee made special grants of restricted stock to Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg of 100,000, 40,680, 16,140, 3,522 and 3,600 shares respectively, having market values on the grant date of $1,750,000, $711,900, $282,450, $61,635 and
    $63,000, respectively. Discussion regarding these grants appears under the caption "Board Compensation Committee Report on Executive Compensation." These grants vest at various times between December 31, 1996 and January 1, 1999.

    The remainder of the amounts reported reflects the early 1994 grants of restricted stock in connection with the 1993 year-end review of compensation. These grants were of 55,142, 15,248, 6,050, 3,640 and 3,000 shares to Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg, respectively, and had market values on the grant date of $703,061, $200,132, $77,138, $46,410 and $40,545, respectively. These grants vest at the rate of 25% per year in each of the first four years following grant.

(c) The amounts in this column relating to 1995 consist of (a) $8,514, $4,120 and $1,710 paid for life insurance for Messrs. Messmer, Waddell and Glass, respectively, and (b) $111,206, $90,674, $52,556, $33,115 and $25,935
    allocated in the Company's records for the benefit of Messrs. Messmer, Waddell, Glass and Karel and Ms. Forsberg, respectively, pursuant to defined contribution plans that pay the benefits allocated thereunder only upon the executive officer's retirement, death or termination of employment.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                               -----------------------------------------------
                                                            % OF TOTAL
                                                NUMBER OF     OPTIONS
                                               SECURITIES   GRANTED TO                                GRANT
                                               UNDERLYING    EMPLOYEES   EXERCISE                     DATE
                                                 OPTIONS     IN FISCAL    OR BASE   EXPIRATION       PRESENT
                    NAME                       GRANTED(A)      YEAR        PRICE       DATE         VALUE(B)
---------------------------------------------  -----------  -----------  ---------  ----------  -----------------
Harold M. Messmer, Jr........................       4,463(c)       0.7%  $  23.25       1/3/05  $       56,499(d)
                                                   95,652(e)      14.4%  $  36.375     11/3/05  $    1,757,957(f)
                                                    5,928(g)       0.9%  $  41.875    12/29/05  $      123,643(h)
M. Keith Waddell.............................       2,049(c)       0.3%  $  23.25       1/3/05  $       25,940(d)
                                                   43,904(e)       6.6%  $  36.375     11/3/05  $      806,900(f)
                                                    3,074(g)       0.5%  $  41.875    12/29/05  $       64,107(h)
Robert W. Glass..............................         428(c)       0.1%  $  23.25       1/3/05  $        5,420(d)
                                                    9,745(e)       1.5%  $  36.375     11/3/05  $      179,097(f)
                                                    1,761(g)       0.3%  $  41.875    12/29/05  $       36,730(h)
Steven Karel.................................         355(c)       0.1%  $  23.25       1/3/05  $        4,490(d)
                                                    7,601(e)       1.1%  $  36.375     11/3/05  $      139,694(f)
                                                    1,103(g)       0.2%  $  41.875    12/29/05  $       22,995(h)
Barbara J. Forsberg..........................         161(c)       0.0%  $  23.25       1/3/05  $        2,045(d)
                                                    8,000(e)       1.2%  $  36.375     11/3/05  $      147,022(f)
                                                      919(g)       0.1%  $  41.875    12/29/05  $       19,178(h)

------------------------
(a) All grants entitle the holder to satisfy tax withholding obligations resulting from exercise by reduction in the number of shares otherwise deliverable. In addition to the specified vesting schedule, (i) the options granted to Messrs. Messmer, Waddell, Glass and Karel may vest upon termination of employment under certain circumstances pursuant to their respective severance agreements described below, (ii) all grants vest automatically upon death, disability or the occurrence of a change in control and (iii) all grants are subject to accelerated vesting at the discretion of the Compensation Committee.
(b) Calculated in accordance with the Binomial Model for estimating the value of stock options, which estimates the present value of an option based upon assumptions as to future variables such as interest rate and stock price volatility. The Binomial calculations assumed an expected volatility of between 32.07% and 33.43%, depending upon the grant date, an interest rate of between 5.58% and 7.88%, depending on the grant date, no dividends, a 3% annual reduction during the first four years (when the option is not fully vested) to reflect risk of forfeiture and the indicated expiration date. The actual value, if any, realized on the exercise of an option will depend on the excess of the fair market value of the stock over the exercise price on the date the option is exercised, and may be substantially different from the value estimated by the Binomial Model.
(c) This grant vests in four equal annual installments on each of December 30, 1995, December 30, 1996, December 30, 1997 and December 30, 1998.
(d) In order for the assumed values to be realized, the total market value of all outstanding shares of the Company's Common Stock would have to increase by approximately $356,449,000 from its value on the grant date.
(e) Vests in four equal annual installments on each of the first four anniversaries of the grant date.
(f) In order for the assumed values to be realized, the total market value of all outstanding shares of the Company's Common Stock would have to increase by approximately $529,025,000 from its value on the grant date.

(g) Vests in four equal annual installments on each of December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999.
(h) In order for the assumed values to be realized, the total market value of all outstanding shares of the Company's Common Stock would have to increase by approximately $602,737,000 from its value on the grant date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF                     VALUE OF
                                                           SECURITIES UNDERLYING             UNEXERCISED
                                                                UNEXERCISED                  IN-THE-MONEY
                                SHARES                            OPTIONS                      OPTIONS
                               ACQUIRED                      AT FISCAL YEAR-END           AT FISCAL YEAR-END
                                  ON          VALUE      --------------------------  ----------------------------
            NAME               EXERCISE     REALIZED     EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  ---------  -------------  -----------  -------------  -------------  -------------
Harold M. Messmer, Jr........    122,000  $   3,867,163     181,130        339,224   $   5,814,002  $   6,371,387
M. Keith Waddell.............     85,000  $   2,576,911      30,113        157,598   $     769,412  $   2,995,724
Robert W. Glass..............     30,000  $     678,750      66,089         52,656   $   2,290,435  $   1,129,651
Steven Karel.................          0              0      29,129         26,415   $     988,607  $     494,071
Barbara J. Forsberg..........          0              0      17,894         20,488   $     610,551  $     336,742

    Harold M. Messmer, Jr., Chairman of the Board, President and Chief Executive Officer, has an employment agreement with the Company terminating December 31, 1999. Under the terms of the employment agreement, Mr. Messmer will receive a base annual salary of not less than $387,122 and will receive certain other benefits, including life insurance and tax planning. In the event the employment of Mr. Messmer is terminated involuntarily other than for cause, or voluntarily within thirty (30) days following a change in control of the Company, he is entitled to receive severance compensation. The amount of such severance compensation shall be, at Mr. Messmer's election, either (i) his base salary, at the rate in effect on the date of termination, plus an equal amount annually in lieu of a bonus, through the stated expiration date of his agreement, or (ii) the present value of such payments. Any severance payments under the agreement are subject to the limitation that Mr. Messmer will not receive any amount that, without regard to compensation received in respect of stock options and other rights granted to such executive officer, would not be deductible by the Company under applicable provisions of the Internal Revenue Code. If Mr. Messmer's employment is terminated by reason of death or disability, he or his estate will receive only 75% of his base salary through the termination date of the agreement and will not receive any amount in lieu of bonus. The employment agreement provides for automatic renewal for an additional year on each December 31.

    Severance  agreements,  which  were  recommended  in  1989  by  an   outside
compensation consulting firm, have been entered into with Messrs. Messmer, Waddell, Glass and Karel. Each severance agreement provides that the employee will be paid between six and 24 months base salary (depending upon length of service) if his employment is terminated without cause, as defined in the agreement. The terminated employee will also receive a pro rata share of any bonus he would otherwise have received pursuant to any bonus plan if his employment had not been terminated, such amount to be paid when bonuses are generally paid pursuant to the plan. (Notwithstanding the foregoing, no individual shall receive salary and bonus payments under both this agreement and any other agreement. Instead, only the greater of such benefits provided by either agreement shall be paid.) On the termination date, any unvested stock or options would become fully vested, as would any amounts accrued for the employee's benefit under the Deferred Compensation Plan (a defined contribution plan that pays benefits only upon retirement, death or other termination of employment).

    The Company had in effect a key executive retirement plan, which was terminated in 1987. Participants in the plan prior to its termination will continue to receive benefits thereunder. The only current employee participating in the plan is Mr. Messmer. Under Mr. Messmer's retirement agreement, as amended, if Mr. Messmer's employment is terminated (whether voluntarily or involuntarily) for any reason, he is to receive monthly benefits commencing the month following the date of his employment termination. Monthly benefit payments are a specified percentage, depending upon his age at retirement, (the "Retirement Percentage") of the sum of $2,500 plus 1/12 of Mr. Messmer's highest combination of Salary and Bonus (as such terms are defined in his retirement agreement) with respect to any of the five calendar years prior to the date his employment with the Company terminates. For purposes of the retirement agreement, Salary is defined as the greater of (a) actual cash base salary paid during the year or (b) the amount calculated by increasing $345,000 annually on each May 31 (commencing May 31, 1992) on a compound basis by the annual percentage increase in the Consumer Price Index (but not by more than 10% or less than 4%) through the date of retirement. Bonus is defined as cash bonus or amounts paid in lieu of cash bonus. The Retirement Percentage (which was established at its current levels on the recommendation of an outside compensation consulting firm) is 30% if Mr. Messmer retires at age 50, and increases by 3% for each year Mr. Messmer delays his retirement beyond age 50, to a maximum of 66% if Mr. Messmer retires at or after age 62. Notwithstanding the foregoing, the Retirement Percentage is 66% if a Change in Control (as defined in the plan) occurs prior to Mr. Messmer's retirement. Such monthly benefits will be increased annually thereafter by the increase in the consumer price index, but not more than 7 1/2%, and are to be paid until his death. For the first 15 years of his retirement, Mr. Messmer will also receive a supplemental monthly benefit that varies depending upon his retirement age, which benefit will be $6,241 per month if he retires at age 50, and increases by 8%, compounded, for each year he delays his retirement beyond age 50 through, but not beyond, age 62. The retirement agreement also provides that if Mr. Messmer dies before his employment is otherwise terminated or after his employment terminates but before receiving 180 monthly retirement payments, such payments are to be made to his designated beneficiary beginning the month following his death until an aggregate of 180 monthly retirement payments have been made. If his designated beneficiary is his wife, after the payment for the 180th month has been made, she will continue to receive monthly payments until her death of half the amount he would have received. Pursuant to the retirement agreement, the Company will periodically fund an irrevocable grantor trust as necessary to provide for its obligations under the retirement agreement and, on Mr. Messmer's request subsequent to January 1, 1999, but not more than once in any three year period, purchase annuities to cover any then unfunded portions of the Company's obligations to him pursuant to the retirement agreement. Upon Mr. Messmer's termination of employment, the Company will satisfy its obligations under his retirement agreement that have not been satisfied by the purchase of such annuities subsequent to January 1, 1999, by delivering to Mr. Messmer an annuity or, at his request, a lump sum cash payment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                            AND CERTAIN TRANSACTIONS

    The Compensation Committee is composed of Frederick P. Furth, Andrew S. Berwick, Jr., and Thomas J. Ryan.

    ISU Insurance Services of San Francisco has acted as broker and paying agent for the Company with respect to certain of the Company's insurance policies. Total payments received by ISU Insurance Services of San Francisco for these services (net of amounts paid to ISU Insurance Services and remitted to the insurance carriers) aggregated approximately $250,000 in 1995 and are expected to aggregate a similar amount in 1996. Mr. Ryan is Chairman of ISU Insurance Services of San Francisco, the stock of which is owned by members of Mr. Ryan's family. ISU Insurance Services of San Francisco is a franchisee of ISU International, a corporation of which Mr. Ryan is Chairman of the Board and Chief Executive Officer and a majority of whose stock is owned by Mr. Ryan.

    As part  of  a June  1987  restructuring, all  of  the common  stock  of  BF
Enterprises, Inc. (then a wholly owned subsidiary of the Company) was distributed as a dividend to the Company's stockholders. In connection with the restructuring, BF Enterprises assumed the obligation for certain subordinated debentures issued by a predecessor of the Company, although the Company remains contingently liable for these debentures. As part of the June 1987 restructuring and in connection with its assumption of the obligation for such subordinated debentures, BF Enterprises agreed to pledge to the Company collateral (consisting of real estate, marketable securities and bank letters of credit) if the net worth of BF Enterprises falls below certain minimum levels. At December 31, 1995, approximately $2.2 million of these subordinated debentures remained outstanding. The Company has been advised by BF Enterprises that letters of credit have been furnished by BF Enterprises to the trustee of the subordinated debentures with respect to approximately $2.1 million of such amount. Mr. Furth owns approximately 18% of the outstanding common stock of BF Enterprises. In addition, Mr. Schaub, who is not a member of the Compensation Committee, owns approximately 5% of the outstanding common stock of BF Enterprises.

    Frederick A. Richman, a nominee for director, is a partner in the law firm of O'Melveny & Myers, which has performed legal services for the Company from time to time. Amounts paid by the Company to O'Melveny & Myers have not been material.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

    The  Compensation   Committee,  after   consultation  with   and  upon   the
recommendation of an outside compensation consulting firm, developed the philosophy statement set forth below, which it has followed in every year since 1989, when it was first adopted:

    "Compensation policies and practices, and other related programs, will be developed and designed in line with the following statement of compensation philosophy:

    The overriding objective of the Company's compensation and benefit program is to attract, retain and reward talented employees through programs that also align with and support the Company's goals and strategies.

    A competitive compensation package will be provided for all positions:

    - Positions that participate in short-term incentive plans because of their significant impact on short-term performance will have salaries that are set at the 50th percentile. Additional short-term incentive pay will allow total annual pay at the 75th percentile if target performance is achieved.

    - Key executives with significant impact on the long-term performance of the Company will also participate in long-term incentive plans (stock and/or cash plans) that will result in total target pay at the 90th percentile if short- and long-term performance targets are achieved.

    Survey data reflective of relevant labor markets will be used to determine actual pay levels that are consistent with desired competitive levels. In addition to external pay data, internal relationships among positions and differences in impact and importance of positions will influence pay. All compensation programs will incorporate "pay for performance" concepts by allowing pay of individual employees to vary according to individual, unit and company performance:

    - Performance planning and appraisal systems, together with incentive programs where appropriate, will direct and reward effort and performance of employees."

    The Committee believes that setting compensation at levels designed to attract and retain key individuals is critical to the success of a personnel services business in which there are few tangible assets and in which people represent the true "assets" of the Company. The Committee is also mindful of the fact that the Company's industry is fractured with a myriad of private firms owned by entrepreneurial individuals representing the Company's most effective competition in many markets. Successful competitors generate large financial rewards to the owners as the Company knows from its many acquisitions of such firms over the years. It is imperative that the Company's compensation program provide significant cash and equity incentives to its key managers so as to compete with both public and private companies for this talent and the Committee believes the Company's compensation program achieves this result. Annual base salaries, bonuses, restricted stock and stock option awards are all designed to achieve the above-specified goals. Generally, annual bonus awards are based upon earnings per share, and each executive's bonus is increased or decreased, according to a formula, in relation to how the actual earnings per share compares with the target earnings per share for the year set by the Committee. The Committee believes that the emphasis placed upon equity grants (restricted stock and stock options) aligns the interest of the officers with those of the stockholders, and makes a significant portion of executive compensation contingent upon long-term positive share price performance.

    In establishing compensation levels for the Chief Executive Officer, the Compensation Committee followed the guidelines and policies described above. In addition, the Committee also considered several subjective factors related to the Company's business. These included, among other things, the Company's strong cash position and its continued generation of strong cash flow, the Company's performance relative to both its public and private competitors, the Chief
Executive Officer's ability to develop and maintain significant business relationships for the Company and the complexity of managing an international service business. The Committee also noted that 1995 was the Company's third consecutive year of having both its stock price and earnings per share increase significantly over the previous year's performance. In fact, the Company's stock performance during the last three years, calculated on a total return to investors basis, rated in the top 1% of all New York Stock Exchange companies.

    In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

Andrew S. Berwick, Jr.
                               Frederick P. Furth
                                                                  Thomas J. Ryan

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board has selected Arthur Andersen LLP, independent public accountants, to audit the books, records and accounts of the Company during 1995. Arthur Andersen LLP has acted as auditors of the Company and its predecessor since 1977. Representatives of that firm will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to questions.

                             STOCKHOLDER PROPOSALS

    To   be  considered  for   presentation  at  the   1997  Annual  Meeting  of
Stockholders, a stockholder proposal must be received at the office of the Company not later than November 19, 1996.

                                 OTHER MATTERS

    The proxy holders are authorized to vote, in their discretion, upon any other business that comes before the Meeting and any adjournment of the Meeting. The Board knows of no other matters which will be presented to the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          STEVEN KAREL
                                          SECRETARY

Menlo Park, California
March 19, 1996

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, POST-PAID ENVELOPE.

                                                                      APPENDIX A

                         OUTSIDE DIRECTORS' OPTION PLAN
                                       OF
                         ROBERT HALF INTERNATIONAL INC.
                                  (AS AMENDED)

    1.    DEFINITIONS.   As  used in  this Plan,  the  following terms  have the
following meanings:

       1.1. ADMINISTRATOR means the Board or a committee appointed by the Board.

       1.2. AFFILIATE means a "parent" or "subsidiary" corporation, as defined in Sections 425(e) and 425(f), respectively, of the Code.

       1.3. ANNUAL ORGANIZATIONAL MEETING means the first meeting of the Board after the annual meeting of the Company's stockholders.

       1.4. BOARD means the Board of Directors of the Company.

        1.5. CHANGE IN CONTROL. A Change in Control means any of the following events:

           1.5.1. SCHEDULE 13D OR 13G FILING. A Schedule 13D or 13G is filed pursuant to the Exchange Act indicating that any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act) has become the holder of more than forty percent (40%) of the outstanding Voting Shares. For purposes of calculating the percentage of Voting Shares, such person or group, but no other person or group, shall be deemed the owner of any Voting Shares which such person or group may acquire upon conversion of securities or upon the exercise of options, warrants or rights.

           1.5.2. CERTAIN CHANGES IN DIRECTORATE. As a result of or in connection with any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

           1.5.3.    GOING  PRIVATE.    The  Company's  stockholders  approve  a
           definitive agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation.

           1.5.4. CERTAIN CORPORATE TRANSACTIONS. The stockholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the holders of the Voting Shares immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company.

           1.5.5. TENDER OR EXCHANGE OFFER. An Offer is made by a person or group (as such terms are defined in Section 13(d)(3) of the Exchange
       Act) and such Offer has resulted in such person or group holding an aggregate of forty percent (40%) or more of the outstanding Voting Shares. For purposes of this Section 1.5.5, Voting Shares held by such person or group shall be calculated in accordance with the last sentence of Section 1.5.1 hereof.

       1.6. CODE means the Internal Revenue Code of 1986, as amended.

       1.7. COMPANY means Robert Half International Inc.

       1.8. DIRECTOR means a member of the Board.

       1.9. ELIGIBLE DIRECTOR means a Director who is not also an employee of the Company or an Affiliate.

       1.10.EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

       1.11.GRANT DATE means the date on which an Option is granted.

       1.12.OFFER means a tender offer or an exchange offer for shares of the Company's Stock.

       1.13.OPTION means an option to purchase Stock as described in Section 5.1 hereof. An Option granted under this Plan is a nonstatutory option to purchase Stock which does not meet the requirements set forth in Section 422A of the Code.

       1.14.OPTION AGREEMENT means a written agreement evidencing an Option,  in form satisfactory to the Company, duly executed on behalf of the Company and delivered to and executed by an Optionee.

       1.15.OPTIONEE means an Eligible Director who has been granted an Option.

       1.16.PLAN means the Outside Directors' Option Plan.

       1.17.SECURITIES ACT means the Securities Act of 1933, as amended.

       1.18.STOCK means the Common Stock, $.001 par value, of the Company.

       1.19.STOCK  PURCHASE  AGREEMENT  means  a  written  agreement,  in   form
            satisfactory to the Company, duly executed by the Company and an Optionee who has exercised an Option to purchase Stock.

       1.20.TERMINATION DATE means the date on which an Optionee ceases to be a Director of the Company.

       1.21.VESTING DATE means, with respect to each calendar year, the last day of the month in which the Annual Organization Meeting is held; provided, however, that the "Vesting Date" with respect to a particular Option shall not include the last day of the month in which such Option is granted.

       1.22.VOTING SHARES means the outstanding shares of the Company entitled to vote for the election of directors.

    2. PURPOSES OF THE PLAN. The purposes of the Plan are to attract and retain the best available candidates for the Board, to provide additional equity incentives to Eligible Directors through their participation in the growth value of the Stock, and to promote the success of the Company's business. To accomplish the foregoing objectives, this Plan provides a means whereby Eligible Directors will receive Options to purchase Stock.

    3. STOCK SUBJECT TO THE PLAN. The number of authorized but previously unissued shares of the Company's Stock available for issuance hereunder shall equal the number of shares of Stock with respect to which Options are granted pursuant to Section 5 hereof.

    4. ADMINISTRATION. The Administrator shall have the authority to grant Options upon the terms and conditions of this Plan, and to determine all other matters relating to this Plan. The Administrator may delegate ministerial duties to such employees of the Company as it deems proper. All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator, and such determinations shall be final and binding on all persons.

    5.  TERMS AND CONDITIONS OF OPTIONS.

        5.1. GRANT OF OPTION. Options shall be granted pursuant to this Plan as follows:

           5.1.1. GRANT ON EFFECTIVE DATE. Upon the effective date of this Plan, an Option for 5,000 shares of Stock shall be granted to each
       Eligible Director who shall not previously have been granted an option by the Company for the purchase of shares of Stock.

           5.1.2. SUBSEQUENT GRANTS. On the date of each Annual Organizational Meeting subsequent to the effective date of this Plan, an Option shall be granted to each Eligible Director. With respect to any Eligible Director who, prior to such date, shall not have been granted an option by the Company, whether pursuant to this Plan or any other plan or arrangement with the Company, the Option shall be for 5,000 shares of Stock. Otherwise, the Option shall be for 4,000 shares of Stock.

        5.2. EXERCISE PRICE. The exercise price of an Option shall be 100% of the value of the Stock on the Grant Date, determined in accordance with
    Section 6 hereof.

        5.3.  OPTION TERM.  Each Option granted under this Plan shall expire ten
    (10) years from the Grant Date.

        5.4.  OPTION EXERCISE.

           5.4.1. INITIAL EXERCISE. No Option may be exercised in whole or in part until the later to occur of (i) the first Vesting Date following the Grant Date of such Option and (ii) six months after the Grant Date of such Option.

           5.4.2. STOCKHOLDER APPROVAL. If stockholder approval of this Plan is required (a) under the rules and regulations promulgated under
       Section 16 of the Exchange Act in order to exempt any transaction contemplated by this Plan from Section 16(b) of the Exchange Act, or (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of the National Association of Securities Dealers automated quotation system ("NASDAQ"), National Market System, if the Company's securities are quoted thereon, then no Option may be exercised in whole or in part until the stockholders of the Company have approved this Plan.

           5.4.3. COMPLIANCE WITH SECURITIES LAWS. Stock shall not be issued pursuant to the exercise of an Option unless the exercise of the
       Option and the issuance and delivery of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, the rules and regulations promulgated under each of the foregoing, the requirements of the New York Stock Exchange (if the Company's securities are listed thereon) and the requirements of NASDAQ pertaining to the National Market System (if the Company's securities are quoted thereon), and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        5.5. REGISTRATION AND RESALE. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Participant deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

        5.6. VESTING SCHEDULE. An Optionee's right to exercise an Option shall vest, as to twenty-five percent (25%) of the Stock (as adjusted, pursuant to Section 5.8.1 hereof, if applicable) initially subject to the Option, on each of the first through fourth Vesting Dates following the Grant Date.

        5.7. PAYMENT UPON EXERCISE. At the time written notice of exercise of an Option is given to the Company, the Optionee shall make payment in full, in cash or check or by one of the methods specified in Section 5.7.1 or
    Section 5.7.2 below, for all Stock purchased pursuant to the exercise of such Option. Proceeds of any such payment shall constitute general funds of the Company.

           5.7.1. PROMISSORY NOTE. An Option may be exercised by delivery of the Optionee's full recourse promissory note for any portion or all of the aggregate exercise price of the Stock as to which the Option is being exercised. Such note shall (a) bear interest at the lowest rate which will not result in interest being imputed pursuant to the Internal Revenue Code,

       (b) mature four years after the date of exercise and (c) be on such other terms as determined by the Administrator. Such promissory note shall be secured by a security interest in the Stock purchased pursuant to the Option and in such other manner, if any, as the Administrator shall approve.

           5.7.2. DELIVERY OF STOCK. An Option may be exercised by delivery by the Optionee of Stock already owned by the Optionee for all or part of the aggregate exercise price of the Stock as to which the Option is being exercised, so long as (i) the value of such Stock (determined as provided in Section 6) is equal on the date of exercise to the aggregate exercise price of the shares of Stock as to which the Option is being exercised, or such portion thereof as the Optionee is authorized to pay by delivery of Stock and (ii) such previously owned shares have been held by the Optionee for at least six months.

        5.8.  ADJUSTMENTS.

           5.8.1. CHANGES IN CAPITAL STRUCTURE. If the Stock is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or is converted into or exchanged for other securities other than as a result of a Change of Control, the Administrator shall make such appropriate adjustments in (i) the number of shares of Stock to be covered by options granted under Section 5.1.2 hereof, (ii) each Option outstanding under this Plan, and (iii) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be final and binding on all persons. Any new or additional Stock to which an Optionee may be entitled under this Section 5.8.1 shall be subject to all of the terms and conditions set forth in Section 5 of this Plan.

           5.8.2. CHANGE OF CONTROL. In the event of a Change of Control, all Options shall vest immediately.

        5.9. NO ASSIGNMENT. No right or benefit under, or interest in, the Plan shall be subject to assignment or transfer (other than by will or the laws of descent and distribution), and no such right, benefit or interest shall be subject to attachment or legal process for or against Participant or his or her beneficiaries, as the case may be. During the life of the Optionee, an Option shall be exercisable only by the Optionee or, in the event of disability of the Optionee, by the Optionee's guardian or legal representative.

        5.10. TERMINATION; EXPIRATION OF UNVESTED OPTIONS. Options granted to an Optionee under this Plan, to the extent such rights have not expired or been exercised, shall terminate on such Optionee's Termination Date; provided, however, that an Option may be exercised, to the extent vested and exercisable on the Termination Date, for a period of thirty (30) days after such Optionee's Termination Date; and, provided further, that if exercise of an Option during such thirty (30) day period would subject such Optionee to liability under Section 16(b) of the Exchange Act, such thirty (30) day period shall not begin to run until six (6) months from the date of the last Stock transaction made, indirectly or directly, by such Optionee prior to such Optionee's Termination Date.

    6. DETERMINATION OF VALUE. For purposes of this Plan, the value of the Stock shall be the closing sales price on the New York Stock Exchange or the NASDAQ National Market System, as the case may be, on the date the value is to be determined as reported in THE WALL STREET JOURNAL (Western Edition). If there are no trades on such date, the closing sale price on the last preceding business day upon which trades occurred shall be the fair market value. If the Stock is not listed on the New York Stock Exchange or quoted on the NASDAQ National Market System, the fair market value shall be determined in good faith by the Administrator.

    7. MANNER OF EXERCISE. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed Stock Purchase Agreement and by payment of the Option exercise price in accordance with Section 5.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the Option exercise price will be considered the date such Option was exercised. Promptly after receipt of such written notice and payment, the Company shall deliver to the Optionee or such other person permitted to exercise such Option under
Section 5.9, a certificate or certificates for the requisite number of shares of Stock. The Company shall pay any stock issue or transfer tax incurred with respect to such exercise and issuance.

    8.  RIGHTS.

        8.1. RIGHTS AS OPTIONEE. No Eligible Director shall acquire any rights as an Optionee unless and until an Option Agreement has been duly executed on behalf of the Company, delivered to the Optionee and executed by the Optionee.

        8.2. RIGHTS AS STOCKHOLDER. No person shall have any rights as a stockholder of the Company with respect to any Stock subject to an Option until the date that a stock certificate has been issued and delivered to the Optionee.

        8.3. NO RIGHT TO REELECTION. Nothing contained in the Plan or any Option Agreement shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders, or confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

    9. REGISTRATION AND RESALE. The Board may, but shall not be required to, cause the Plan, the Options, and Stock subject to the Plan to be registered under the Securities Act and under the securities laws of any state. No Option may be exercised, and the Company shall not be obliged to grant Stock upon exercise of an Option, unless, in the opinion of counsel for the Company, such exercise and grant is in compliance with all applicable federal and state securities laws and the rules and regulations promulgated thereunder. As a condition to the grant of an Option for the issuance of Stock upon the exercise of an Option, the Administrator may require that the Optionee agree to comply with such provisions and federal and state securities laws as may be applicable to such grant or the issuance of Stock, and that the Optionee delivers to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

    10. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board may at any time amend, alter, suspend, or discontinue this Plan, except to the extent that stockholder approval is required for any amendment or alteration (a) by Rule 16b-3 or applicable law in order to exempt from Section 16(b) of the Exchange Act any transaction contemplated by this Plan, or (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of NASDAQ pertaining to the National Market System, if the Company's securities are quoted thereon; provided, however, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under an Option without such Optionee's consent; and provided further, any provision in this Plan relating to the eligibility of Directors to participate in this Plan, the timing of Option grants made under this Plan or the amount of Options granted to a Director under this Plan shall not be amended, to the extent so provided by Rule 16b-3, more than once every six months, other than to comport with the changes in the Code or the rules thereunder. Subject to the foregoing, the Administrator shall have the power to make such changes in the regulations and administrative provisions hereunder, or in any Option (with the Optionee's consent), as in the opinion of the Administrator may be appropriate from time to time.

    11. INDEMNIFICATION OF ADMINISTRATOR. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such person.

    12. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

    13. EFFECTIVE DATE. This Plan shall become effective upon adoption by the Board. If stockholder approval is required (a) under the General Rules and Regulations promulgated under Section 16 of the Exchange Act in order to exempt any transaction contemplated by this Plan from Section 16(b) of the Exchange Act or (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of NASDAQ pertaining to the National Market System, if the Company's securities are quoted thereon, then this Plan shall be submitted to the stockholders of the Company for consideration at the next annual meeting of stockholders. The Administrator may make Options conditioned on such approval, and any Option so made shall be effective as of the date of grant, subject only to such approval.

                                                                      APPENDIX B

                         ROBERT HALF INTERNATIONAL INC.
                              1993 INCENTIVE PLAN
                                  (AS AMENDED)

    1. PURPOSES. The principal purposes of the Robert Half International Inc. 1993 Incentive Plan (the "Plan") are: (a) to improve individual employee performance by providing long-term incentives and rewards to key employees of the Company, (b) to assist the Company in attracting, retaining and motivating key employees with experience and ability, and (c) to align the interests of such employees with those of the Company's stockholders.

    2.   DEFINITIONS.   Unless  the  context clearly  indicates  otherwise,  the
following terms, when used in this Plan, shall have the meanings set forth below:

       (a) "ADMINISTRATOR" means a committee of the Board of Directors of the Company, the composition and the size of which shall cause such
    Administrator to be "disinterested" within the meaning of the General Rules and Regulations promulgated pursuant to Section 16 of the Exchange Act. Unless otherwise determined by the Board of Directors, the Administrator shall be the Compensation Committee of the Board of Directors.

       (b)  "BOARD" means the Board of Directors of the Company.

       (c)  "CHANGE IN CONTROL" means the occurrence of any of the following:

           (i) A Schedule 13D or 13G is filed pursuant to the Exchange Act indicating that any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act) has become the holder of more than forty percent (40%) of the outstanding Voting Shares. For purposes of calculating the percentage of Voting Shares, such person or group, but no other person or group, shall be deemed the owner of any Voting Shares which such person or group may acquire upon conversion of securities or upon the exercise of options, warrants or rights.

           (ii) As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

           (iii) The Company's stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation.

           (iv)  The stockholders of the  Company approve a definitive agreement
       (i) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company.

           (v) An Offer is made by a person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act) and such Offer has resulted in such person or group holding an aggregate of forty percent (40%) or more of the outstanding Voting Shares. For purposes of this Section 1(c)(v), Voting Shares held by such person or group shall be calculated in accordance with the last sentence of Section 1(c)(i) hereof.

       (d) "COMMON STOCK" or "STOCK" means Robert Half International Inc. Common Stock, par value $1.001 per share.

       (e) "COMPANY" means Robert Half International Inc., its divisions and direct and indirect subsidiaries.

       (f) "CONTINUOUS EMPLOYMENT" means employment with the Company or any Subsidiary without any termination or leave of absence, except for a leave of absence approved by the Company or any Subsidiary which is less than six consecutive months in duration.

       (g) "DISABILITY" or "DISABLED" shall mean (i) a physical or mental condition which, in the judgment of the Administrator based on competent medical evidence satisfactory to the Administrator (including, if required by the Administrator, medical evidence obtained by an examination conducted by a physician selected by the Administrator), renders Holder unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.

       (h) "ELIGIBLE EMPLOYEE" means an employee of the Company or any Subsidiary (including an employee who is a director and/or officer)
    who, as determined by the Administrator in its sole discretion, has and exercises management functions and responsibilities.

       (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       (j) "FAIR MARKET VALUE" means the closing sales price on the New York Stock Exchange or the NASDAQ National Market System, as the case may be, on the date the value is to be determined as reported in THE WALL STREET JOURNAL (Western Edition). If there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred shall be the Fair Market Value. If the Stock is not listed in the New York Stock Exchange or quoted on the NASDAQ National Market System, the Fair Market Value shall be determined in good faith by the Administrator.

       (k)  "GRANT" shall mean an Option or a Restricted Stock Award.

       (l)  "GRANT DATE" means the date a Grant is made under the Plan.

       (m)  "HOLDER" means the recipient of a Grant pursuant to this Plan.

       (n) "ISSUE DATE" means the date on which shares of Stock subject to a Restricted Stock Award are issued or transferred by the Company to the account of an Eligible Employee who has received such grant.

       (o) "MINIMUM WITHHOLDING TAXES" means any applicable federal, state and local income and other employment taxes which the Company is required to withhold in connection with (i) the lapse of restrictions on Stock subject to a Restricted Stock Award, (ii) the exercise of an Option, or (iii) the making of an election under Section 83(b) of the Internal Revenue Code with respect to a Restricted Stock Award.

       (p) "OFFER" means a tender offer or an exchange offer for the Company's Stock.

       (q) "OPTION" or "STOCK OPTION" means a right granted under the Plan to a Holder to purchase shares of Common Stock at a fixed price for a specified period of time.

       (r) "OPTION PRICE" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.

       (s) "OPTIONEE" means an Eligible Employee who has received a Stock Option granted under the Plan.

       (t) "RESTRICTED STOCK AWARD" means a grant described in Section 6 of the Plan.

       (u)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

       (v) "SUBSIDIARY" means a "SUBSIDIARY" corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

       (w) "VESTED" means that portion of a Grant with respect to which the Vesting Date has arrived or passed.

       (x) "VESTING DATE" means the date specified in Section 5 or 6 hereof, as the case may be, or such other date as shall be established by the
    Administrator or otherwise on the Grant Date or thereafter.

       (y) "VOTING SHARES" means the outstanding shares of the Company entitled to vote for the election of Directors.

    3. STOCK AVAILABLE. The number of shares of Stock for which Grants may be made during any calendar year shall be that number which is equal to 1.5% of the number of issued and outstanding shares of Common Stock of the Company (excluding treasury shares) as of January 1 of such year (January 1, 1993, in the case of the first year). Any shares of Common Stock covered by Options which have terminated or expired prior to exercise or have been cancelled without value shall not be counted against the annual limit and shall be available for further grants hereunder and shares constituting the portion of a Restricted Stock Award that is forfeited before any dividends are paid upon such forfeited shares shall not be counted against the annual limit and shall be available for further grants hereunder. The foregoing number of shares available for Grants shall be subject to any adjustments which may be made pursuant to Section 12 hereof. Shares of Stock used for Options may be either shares of authorized but unissued Common Stock or treasury shares or both. Shares of Stock used for Restricted Stock Awards shall be treasury shares to the extent that treasury shares are available, and, if no treasury shares are available, Restricted Stock Awards shall be authorized but unissued Common Stock.

    4. PARTICIPANTS. From time to time the Administrator shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which Eligible Employees will be given Grants under the Plan, the number of Options or shares of Restricted Stock to be granted to each such Eligible Employee and the terms, conditions and restrictions of each such Grant. In making such determinations, the Administrator shall take into account the nature of services rendered and to be rendered by the respective recipients, their present and potential contribution to the Company's success and such other factors as the Administrator in its discretion deems relevant to the accomplishment of the purposes of the Plan. In any year, the Administrator may approve Options to Eligible Employees subject to differing terms and conditions and Restricted Stock Awards to Eligible Employees subject to differing terms and conditions. During any calendar year, the number of shares of Stock with respect to which Options or Restricted Stock are granted to any one individual may not exceed 75% of the number of shares of Stock available for Grants during 1994, subject to adjustment pursuant to Section 12 hereof.

    5. OPTIONS. Each Option granted hereunder shall be in writing and shall contain such terms and conditions as the Administrator may determine, subject to the following:

        (a)   PRICE.   The Option Price shall  be not less than  85% of the Fair
    Market Value of Common Stock on the Grant Date.

        (b) TERM AND EXERCISE. Options granted hereunder shall have a term of no longer than ten years from the Grant Date. An Option may be exercised only as to those portions of the Option that have Vested. Stock Options must be exercised for full shares of Common Stock.

        (c) INCENTIVE STOCK OPTIONS. No Option granted hereunder shall be deemed an Incentive Stock Option (as such term is defined in the Internal Revenue Code) unless (a) such Option is designated as an Incentive Stock Option at the time of grant by the Administrator and (b) such Option otherwise meets the requirements for Incentive Stock Options specified in the Internal Revenue Code. However, no Option designated as an Incentive Stock Option shall contain any restrictions upon the ability of the Holder to dispose of Stock acquired upon the exercise thereof other than as provided elsewhere in this Plan. During the life of the Plan, the total number of shares for which Incentive Stock Options may be granted may not exceed ten times the number of shares available for Grants under the Plan during the first calendar year in which the Plan is in effect.

        (d) VESTING. Unless otherwise determined by the Administrator on the Grant Date, each Option shall Vest as to twenty-five percent (25%) of the Stock covered by such Option on each of the first through fourth anniversaries of the Grant Date. Notwithstanding the foregoing, the Administrator may accelerate Vesting, in whole or in part, under such terms and conditions as the Administrator deems appropriate.

        (e) EXERCISE OF OPTION. To exercise an Option, the Holder shall give written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. From time to time the Administrator may establish procedures relating to such exercises. An Option is exercisable during a Holder's lifetime only by the Holder or, with respect to options that are not designated as Incentive Stock Options, under such other circumstances as may be permitted by Rule 16b-3, or any successor rule, under the Exchange Act and all interpretations of the staff of the Securities and Exchange Commission thereunder.

        (f) PAYMENT OF OPTION PRICE. The purchase price for Options being exercised must be paid in full at time of exercise. Payment shall be, at the option of the holder at the time of exercise, by any combination of cash, check or delivery of shares of Common Stock that have been owned by Holder for at least six months. If all or a portion of the purchase price is paid by delivery of shares, the shares shall be valued at the Fair Market Value of such shares on the date of exercise. In addition, the Administrator may, in its discretion, authorize payment of the Option Price and of Minimum Withholding Taxes by (i) full recourse promissory note (secured or unsecured), payable on such terms and bearing such interest as the Administrator may determine or (ii) delivery (on a form acceptable to the Administrator) of an irrevocable direction to a securities broker to sell shares of Common Stock and to deliver part of the sales proceeds to the Company in payment of the full exercise price and Minimum Withholding Taxes and receipt of written confirmation from the securities broker of receipt of such irrevocable direction, the number of shares sold, the price at which sold and the date of sale.

        (g) NONTRANSFERABILITY OF OPTIONS. Options are not transferable except by will, by the laws of descent and distribution, or, with respect to options that are not designated as Incentive Stock Options, pursuant to a qualified domestic relations order or under such other circumstances as may be permitted by Rule 16b-3, or any successor rule, under the Exchange Act and all interpretations of the staff of the Securities and Exchange Commission thereunder.

        (h) DISPOSITION OF ACQUIRED STOCK. No share of Stock acquired upon the exercise of an Option may be sold, assigned, pledged, transferred or otherwise conveyed in any manner until six months after the Grant Date for such Option.

    6. RESTRICTED STOCK AWARDS. Each Restricted Stock Award made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator at the time of grant.

        (a) RIGHTS WITH RESPECT TO SHARES OF STOCK. Upon written acceptance by the Eligible Employee of restrictions and other terms and conditions described in the Plan and in the instrument evidencing such Restricted Stock Award, the Eligible Employee shall be a Holder, and the Company shall cause to be issued or transferred to the name of the Holder a certificate or certificates for the number of shares of Stock granted. From and after the Issue Date, the Holder shall have absolute ownership of such shares of Stock, including the right to vote and to receive dividends thereon, subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the grant of such Restricted Stock Award.

        (b) RESTRICTIONS ON TRANSFER. Shares covered by a Restricted Stock Award may not be sold, assigned, pledged, transferred or otherwise conveyed in any manner until the later of (i) the Vesting Date for such shares and
    (ii) six months after the Grant Date for such shares.

        (c) VESTING. Unless otherwise determined by the Administrator on the Grant Date, each Restricted Stock Award shall Vest as to twenty-five percent (25%) of the Stock covered by such grant on each of the first through fourth Vesting Dates which occur following the related Grant Date of such Restricted Stock Award. Notwithstanding the foregoing, the Administrator may accelerate the lapsing of restrictions on a Restricted Stock Award, in whole or in part under such terms and conditions as the Administrator deems appropriate.

        (d) AUTOMATIC VESTING IN SPECIAL CIRCUMSTANCES. Any provisions herein to the contrary notwithstanding, a Restricted Stock Award shall automatically become Vested upon (a) the Death or Disability of the Holder or (b) the occurrence of a Change in Control.

        (e) AGREEMENT BY HOLDER REGARDING WITHHOLDING TAXES. Each Holder granted a Restricted Stock Award shall represent in writing that such Holder acknowledges that, with respect to each Restricted Stock Award held by such Holder, (i) Minimum Withholding Taxes shall be due with respect to shares of Stock covered by such award, (ii) payment of Minimum Withholding Taxes to the Company is the responsibility of Holder and (iii) payment of such Minimum Withholding Taxes may require a significant cash outlay by Holder.

        (f) ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Holder properly elects within thirty (30) days of the Grant Date to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Stock on the Grant Date, such Holder shall pay in cash to the Company in the calendar month of such Grant Date, or make arrangements satisfactory to the Administrator to pay to the Company, any Minimum Withholding Taxes required to be withheld with respect to such shares.

        (g)    CONSIDERATION.   Recipients of  Restricted  Stock Awards  made in
    treasury shares shall not be required to pay any consideration to the Company. Recipients of Restricted Stock Awards made in the form of previously unissued shares shall be required to pay such minimum consideration, if any, as may be required by applicable law. The Administrator shall determine the form of consideration at the time of the award, which may include services rendered prior to the award.

        (h) PERFORMANCE CONDITIONS. If so determined by the Administrator, any grant of Restricted Shares shall be made subject to a Performance Condition in addition to any vesting requirements imposed upon such grant. Such Performance Condition shall operate as specified in this paragraph (h).

           (1) As used in this paragraph (h), the following terms shall have the indicated meanings:

           CERTIFICATION DATE means the date that the Administrator makes its written certification of a Final Restricted Stock Award.

           EPS means fully diluted earnings per share, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

           EPS RATIO means the result obtained by dividing Preliminary EPS by Target EPS.

           FINAL RESTRICTED STOCK AWARD means the product of the Multiplier and the Original Restricted Stock Award.

           MEASUREMENT YEAR means (a) in the case of a grant made in the first fiscal quarter of a fiscal year, that fiscal year or (b) in the case of a grant made in the second, third or fourth quarters of a fiscal year, the subsequent fiscal year.

           MULTIPLIER means (a) the sum of 0.1 and the EPS Ratio, if the EPS Ratio is greater than or equal to 0 and less than 0.9, (b) 1, if the EPS Ratio is greater than or equal to 0.9, or (c) 0, if the EPS Ratio is less than 0.

           NINE-MONTH PERIOD means the first three fiscal quarters of the Measurement Year.

           ORIGINAL RESTRICTED STOCK AWARD means the number of shares  initially
       granted   pursuant  to  a  Restricted  Stock  Award  made  subject  to  a
       Performance Condition.

           PRELIMINARY EPS  means  1.334  multiplied by  EPS  for  a  Nine-Month
       Period.

           TARGET EPS means the EPS goal set with respect to a Restricted Stock Award made subject to a Performance Condition.

           (2) A Restricted Stock Award shall be subject to a Performance Condition only if the Administrator makes such a determination on the Grant Date.

           (3) If a Restricted Stock Award is made subject to a Performance Condition, the Administrator shall, not later than the end of the second calendar month of the Measurement Year, determine the Target EPS for such award.

           (4) After the public release by the Company of its unaudited results for the third fiscal quarter of the Measurement Year, the Chief Financial Officer shall, with respect to each Restricted Stock Award made subject to a Performance Condition, (a) calculate the Preliminary EPS, (b) determine the Multiplier, (c) calculate the Final Restricted Stock Award, and (d) deliver such calculation to the Administrator.

           (5) The Administrator shall, prior to the end of the Measurement Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Final Restricted Stock Award.

           (6) To the extent that a Final Restricted Stock Award is less than the Original Restricted Stock Award, the number of shares of the Original Restricted Stock Award representing the difference shall be forfeited by the Holder. The Final Restricted Stock Award shall bear the same vesting schedule as the Original Restricted Stock Award, and on each Vesting Date the percentage of the Final Restricted Stock Award that vests shall be the same as the percentage of the Original Restricted Stock Award that would have vested had no shares been forfeited as a result of the performance condition.

           (7) If all or a portion of a Restricted Stock Award made subject to a Performance Condition shall vest prior to the Certification Date by reason of death, Disability or a Change in Control, then the Performance Condition shall be cancelled and none of such shares shall be subject to reduction or forfeiture as provided by the Performance Condition. Such shares shall be released to Holder in accordance with the terms of this plan relating to vested shares.

           (8) If all or a portion of a Restricted Stock Award made subject to a Performance Condition shall vest prior to the Certification Date for any reason other than death, Disability or a Change in Control, no shares shall be released to the Holder until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such Restricted Stock Award shall remain subject to reduction and forfeiture as provided by the Performance Condition.

    7. WITHHOLDING TAXES. In order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, a Holder shall be required to pay the Minimum Withholding Taxes. No share of stock will be delivered to any Holder until Minimum Withholding Taxes have been paid. At the option of the Holder, withholding taxes may be paid by reduction in the number of shares deliverable to Holder (in the case of an Option) or by surrendering a portion of the Restricted Stock Award to the Company (in either case "Share Reduction"); provided, however, that Share Reduction may not be used within six months of the Grant Date. If withholding taxes are paid by Share Reduction, such shares shall be valued at the Fair Market Value as of the date of exercise or vesting. A Holder may elect to have additional shares withheld above the amount required to satisfy Minimum Withholding Taxes. However, total Share Reduction may not exceed the total taxes that Holder will have to pay (assuming Federal and state taxes are imposed at his marginal rate) by reason of the exercise or vesting. In the event that Minimum Withholding Taxes are not paid by Holder, to the extent permitted by law the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by Share Reduction or by offsetting such withholding taxes against amounts otherwise due from the Company to the Holder.

    8. RESTRICTIVE LEGENDS; TRANSFER RESTRICTIONS; CUSTODY. So long as any restrictions or obligations imposed pursuant hereto shall apply to a share of Stock (including, but not limited to, the restrictions or obligations imposed pursuant to Sections 5(f), 5(h), 6(b), 6(e), 6(f) and 7 hereof), each certificate evidencing such share shall bear an appropriate legend referring to the terms, conditions and restrictions. In addition, the Company may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of the Company. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. Certificates representing shares that have not Vested or with respect to which Minimum Withholding Taxes have not been paid will be held in custody by the Company or such bank or other institution designated by the Administrator.

    9. TERMINATION OF CONTINUOUS EMPLOYMENT. If the Holder's Continuous Employment with the Company or any Subsidiary shall terminate for any reason, then, with respect to any portion of a Grant that has not Vested prior to or concurrently with such termination (a) in the case of an Option, all rights to such portion that has not Vested shall terminate and (b) in the case of a Restricted Stock Award, all rights to the shares covered by any portion thereof that has not Vested shall be forfeited; provided, however, that the Administrator, in its sole discretion within ninety (90) days of such termination of Continuous Employment, may notify the Holder in writing that the Holder's rights in such portion that has not Vested will not terminate or be forfeited and that the Holder shall continue to be the owner thereof, subject to such continuing restrictions as the Administrator may prescribe in such notice. Options then held by the Holder which are Vested at the date of termination shall continue to be exercisable by the Holder, or, if applicable, Holder's estate, until the earlier of 90 days after such date or the expiration of such Options in accordance with their terms. Notwithstanding the foregoing, (i) the Administrator may in its sole discretion extend the period during which an Option may be exercised following termination of employment at any time, provided that any such extension does not exceed the Option's normal termination date, and (ii) if exercise of an Option during the 90-day period described in the previous sentence would subject the Holder to liability under Section 16 of the Exchange Act, such Option shall be exercisable until the earliest of (a) its normal termination date and (b) seven months after the last transaction in Common Stock by the Holder prior to termination.

    10. ADMINISTRATION. The Plan shall be administered by the Administrator, which shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees who shall receive Grants under the Plan, determine the size and applicable terms and conditions of Grants to be made to such employees, determine the time when Grants will be made and authorize Grants to Eligible Employees.

    The Administrator's interpretations of the Plan, and all actions taken and determinations made by the Administrator concerning any matter arising under or with respect to the Plan or any Grants hereunder, shall be final, binding and conclusive on all interested parties. The Administrator may delegate ministerial functions hereunder, such delegation to be subject to such terms and conditions as the Administrator in its discretion shall determine. The Administrator may as to all questions of accounting rely conclusively upon any determinations made by the independent public accountants of the Company.

    11. COMPLIANCE WITH SECURITIES LAWS. No Option may be exercised and no Stock may be issued pursuant to an Option or transferred pursuant to a Restricted Stock Award unless the Administrator shall determine that such exercise, issuance or transfer complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Holder deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

    12. ADJUSTMENT FOR CHANGE IN STOCK SUBJECT TO PLAN. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination, spin-off or exchange of shares or other similar corporate change, appropriate adjustments shall be made by the Administrator in the number of shares of Stock subject to this Plan, the number of shares of Stock covered by each Grant and, in the case of Options, the Option Price of such Option. Any such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be conclusive and binding for all purposes of the Plan. Any new or additional Stock to which a Holder of a Restricted Stock Award may be entitled shall be subject to all the terms and conditions set forth in Section 6 of this Plan. If fractional shares become due to any Holder as a result of any adjustment, the Company may, at its option, pay cash in lieu thereof.

    13. NO RIGHTS TO GRANTS OR EMPLOYMENT. No employee or other person shall have any claim or right to a Grant under the Plan. Receipt of a Grant under the Plan shall not give an employee any rights to receive any other Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

    14. RIGHTS AS SHAREHOLDER. A Holder under the Plan shall have no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Holder.

    15. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

    16. NO ASSIGNMENT. Except as specifically provided by law (including the laws of descent and distribution) and elsewhere herein, no right or benefit under, or interest in, the Plan shall be subject to assignment, and no such right, benefit or interest shall be subject to attachment or legal process for or against Holder or his or her beneficiaries, as the case may be.

    17.    GOVERNING LAW.    This Plan  shall be  governed  by and  construed in
accordance with the laws of the State of Delaware.

    18. INDEMNIFICATION OF ADMINISTRATOR. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such persons.

    19. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

    20. AMENDMENT. The Administrator may, at any time, amend, suspend or terminate the Plan, in whole or in part, provided that no such action shall adversely affect any rights or obligations with respect to any Grants theretofore made hereunder. The Administrator may amend or cancel the terms and conditions of any outstanding Grant, determine whether cash will be paid or Grants will be made in replacement of, or as alternatives to, outstanding Grants or grants under any other incentive compensation plan; provided, however, that no such change shall be adverse to the Holder thereof without such Holder's consent.

    21.  EFFECTIVE  DATE, TERMINATION.   This Plan shall  become effective  upon
approval by the stockholders of the Company, and shall remain in effect until terminated by the Board of Directors or Administrator.

                                                                      APPENDIX C

                         ROBERT HALF INTERNATIONAL INC.
                         ANNUAL PERFORMANCE BONUS PLAN
                                  (AS AMENDED)

    1. DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

    ADMINISTRATOR means a committee appointed by the Board of Directors of the Company, which committee shall not have less than two Board members and shall be disinterested within the meaning of Regulation 16b-3 under the Securities Exchange Act of 1934.

    ANNUAL DETERMINATION means the Target EPS, Target Bonuses and other items determined annually by the Administrator, as described in Section 4 of this Plan.

    AWARD DATE means the date that the Administrator makes its written certification of a Bonus pursuant to Section 5 or Section 6.

    BONUS means a Preliminary Bonus, a Final Bonus, or both.

    BONUS YEAR means the fiscal year with respect to which a Bonus is paid pursuant to the Plan.

    COMPANY means Robert Half International Inc., a Delaware corporation.

    ELIGIBLE EXECUTIVE means (a) any elected executive officer of the Company and (b) any executive of the Company who has senior management functions and responsibilities, as designated by the Administrator.

    EPS means fully diluted earnings per share, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

    FAIR MARKET VALUE of the Stock for a specified date means the closing sales price of the Stock on the New York Stock Exchange, as reported in THE WALL STREET JOURNAL (Western Edition), on such date or, if there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred.

    FINAL BONUS means the Year-End Bonus less the Preliminary Bonus, but only if such number is greater than zero.

    FINAL EPS means EPS calculated as of the end of a fiscal year.

    FINAL MULTIPLIER means (a) the Final Ratio, if the Final Ratio is greater than or equal to .5 and less than or equal to 2, (b) 2, if the Final Ratio is greater than 2, or (c) 0, if the Final Ratio is less than .5.

    FINAL RATIO means the result obtained by dividing Final EPS by Target EPS.

    NINE-MONTH PERIOD means the first three fiscal quarters of the Bonus Year.

    PLAN means this Annual Performance Bonus Plan.

    POTENTIAL YEAR-END BONUS means, with respect to each Eligible Executive, the product of the Final Multiplier and such Eligible Executive's Target Bonus, but in no event may such amount be in excess of five times the highest bonus paid by the Company to any Eligible Executive with respect to 1995, as reported by the Company in its Proxy Statement for the 1996 Annual Meeting of Stockholders.

    PRELIMINARY BONUS means, with respect to each Eligible Executive, 85% of the Product of the Preliminary Multiplier and such Eligible Executive's Target Bonus, but in no event may such amount be in excess of five times the highest bonus paid by the Company to any Eligible Executive with respect to 1995, as reported by the Company in its Proxy Statement for the 1996 Annual Meeting of Stockholders.

    PRELIMINARY EPS means 1.334 multiplied by EPS for a Nine-Month Period.

    PRELIMINARY MULTIPLIER means (a) the Preliminary Ratio, if the Preliminary Ratio is greater than or equal to .5 and less than or equal to 2, (b) 2, if the Preliminary Ratio is greater than 2, or (c) 0, if the Preliminary Ratio is less than .5.

    PRELIMINARY RATIO means the result obtained by dividing Preliminary EPS by Target EPS.

    REPAYMENT AMOUNT means that amount calculated in accordance with Section 7.4 hereof.

    STOCK means the Common Stock, $1.00 par value, of the Company.

    TARGET BONUS means that amount set forth, with respect to each Eligible Executive, in an Annual Determination.

    TARGET EPS means the EPS goal set annually by the Administrator, as set forth in an Annual Determination.

    YEAR-END BONUS means, with respect to each Eligible Executive, that amount that the Administrator determines in accordance with Section 6 hereof, but in no event may such amount be in excess of five times the highest bonus paid by the Company to any Eligible Executive with respect to 1995, as reported by the Company in its Proxy Statement for the 1996 Annual Meeting of Stockholders.

    2. PURPOSE. The purpose of the Plan is to attract, retain and motivate key senior management employees by providing additional compensation, in accordance with the terms and conditions set forth herein, based on the Company's earnings.

    3. ADMINISTRATION. The Administrator is authorized to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all determinations and to take all actions necessary or advisable for the Plan's administration. Whenever the Plan
authorizes  or  requires  the  Administrator  to  take  any  action,  make   any
determination or decision, or form any opinion, then any such action, determination, decision or opinion by or of the Administrator shall be in the absolute discretion of the Administrator and shall be final and binding upon all persons in interest, including the Company and all Eligible Executives.

    4. ANNUAL DETERMINATION. On an annual basis, not later than the end of the first fiscal quarter of the Bonus Year, the Administrator shall determine the following with respect to the Bonus Year:

        (i) the Eligible Executives;

        (ii) the Target EPS for the Bonus Year;

       (iii) the Target Bonus  for the Bonus Year  for each Eligible  Executive;
    and

       (iv) such other matters as are appropriate with respect to the Plan (together, the "Annual Determination").

    5. DETERMINATION OF PRELIMINARY BONUS. Within five business days after the public release by the Company of its audited results for the third fiscal quarter of the Bonus Year, the Chief Financial Officer shall (a) calculate the Preliminary EPS, (b) determine the Preliminary Multiplier for the Bonus Year,
(c)  calculate, with respect to each  Eligible Executive, his Preliminary Bonus,
(d) deliver each calculation to the Administrator. The Administrator shall, prior to the end of the Bonus Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Eligible Executive's Preliminary Bonus.

    6.   DETERMINATION OF  YEAR-END BONUS.   Within ten business  days after the
public release by the Company of its audited results for the Bonus Year, the Chief Financial Officer shall (a) calculate the

Final EPS, (b) determine the Final Multiplier for the Bonus Year, (c) calculate, with respect to each Eligible Executive, the Potential Year-End Bonus and (d) deliver such calculations to the Administrator. The Administrator shall, within 90 days of the end of the Bonus Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Eligible Executive's Year-End Bonus, which shall be the Potential Year-End Bonus; provided, however, that if any Eligible Executive's Potential Year-End Bonus is greater than such Eligible Executive's Preliminary Bonus, the Administrator may, in its sole discretion, reduce such Year-End Bonus to such amount that is not less than the Eligible Executive's Preliminary Bonus as the Administrator may determine.

    7.    BONUS PAYMENTS.   Each  Eligible Executive  shall be  paid a  Bonus in
accordance with the following:

        7.1. PRELIMINARY BONUS. The Company shall pay the Preliminary Bonus to each Eligible Executive after such Preliminary Bonus is certified by the Administrator but prior to the end of the Bonus Year. Notwithstanding the foregoing, or anything appearing elsewhere herein, if an Eligible Executive is not employed by the Company on the date that Preliminary Bonuses are certified by the Administrator, then a pro-rated Preliminary Bonus shall be paid to such Eligible Executive (a) if the termination of employment was by reason of the Eligible Executive's death, (b) as provided by any agreement or arrangement in existence on the date the Plan was approved by the stockholders or (c) under such circumstances as the Administrator, in its sole discretion, may determine; otherwise, no Preliminary Bonus in any amount shall be paid to such Eligible Executive.

        7.2. FINAL BONUS. The Company shall pay the Final Bonus to each Eligible Executive after such Final Bonus is certified by the Administrator but prior to the end of the first fiscal quarter following the Bonus Year. Notwithstanding the foregoing, or anything appearing elsewhere herein, if an Eligible Executive is not employed by the Company on the last day of the Bonus Year, then a pro-rated Final Bonus shall be paid to such Eligible Executive (a) if the termination of employment was by reason of the Eligible Executive's death, (b) as provided by any agreement or arrangement in existence on the date the Plan was approved by the stockholders or (c) under such circumstances as the Administrator, in its sole discretion, may determine; otherwise, no Final Bonus in any amount shall be paid to such Eligible Executive.

        7.3. STOCK IN LIEU OF CASH. At the discretion of the Administrator on the Award Date, up to 100% of any Final Bonus may be paid in shares of Stock rather than in cash. Any such shares shall be valued at their Fair Market Value on the Award Date. Fractional shares may not be granted. Any shares granted pursuant to this Section 7.3 shall not be subject to forfeiture for any reason, but shall be subject to a restriction that prevents any disposition thereof for a period of six months and one day from the Award Date.

        7.4. REPAYMENT OF PRELIMINARY BONUS. If the Year-End Bonus for an Eligible Executive is less than such Eligible Executive's Preliminary Bonus, such Eligible Executive shall repay such difference (the "Repayment Amount") within fifteen (15) business days of notification thereof. To the extent the Repayment Amount is unpaid, the Company shall, consistent with applicable law, be entitled to deduct the Repayment Amount from any other amounts due by the Company to such Eligible Executive, and to pursue any and all other legal and equitable remedies to recover such Repayment Amount.

    8. EMPLOYMENT. The selection of an employee as an Eligible Executive shall not affect any right of the Company to terminate, with or without cause, such person's employment at any time.

    9. WITHHOLDING TAXES. The Company shall, to the extent permitted by law, have the right to deduct from a Bonus any federal, state or local taxes of any kind required by law to be withheld with respect to such Bonus.

    10. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Administrator may at any time amend, alter, suspend, or discontinue this Plan.

    11. INDEMNIFICATION OF ADMINISTRATOR. Indemnification of members of the group constituting the Administrator for actions with respect to the Plan shall be in accordance with the terms and conditions of separate indemnification agreements, if any, that have been or shall be entered into from time to time between the Company and any such person.

    12. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

---------------------
      COMMON

/X/ PLEASE MARK YOUR CHOICES LIKE THIS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

 1.  ELECTION OF DIRECTORS:  FREDERICK A. RICHMAN, THOMAS J. RYAN,
     J. STEPHEN SCHAUB

 / / FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE CONTRARY BELOW)

 / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

 ------------------------------------------------------------------------------

 2. AMENDMENT OF OUTSIDE DIRECTORS' OPTION PLAN

 FOR / /  AGAINST / /    ABSTAIN / /

 3. AMENDMENT OF 1993 INCENTIVE PLAN

 FOR / /  AGAINST / /    ABSTAIN / /

 4. AMENDMENT OF ANNUAL PERFORMANCE BONUS PLAN

 FOR / /  AGAINST / /    ABSTAIN / /

 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.




PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Date                                                                     , 1996
    ---------------------------------------------------------------------

Signature
        -----------------------------------------------------------------------

Signature, if held jointly
                      ---------------------------------------------------------


PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
FOLD AND DETACH HERE

ROBERT HALF INTERNATIONAL INC.
2884 SAND HILL ROAD
MENLO PARK, CA 94025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Harold M. Messmer, Jr. and Andrew S. Berwick, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Robert Half International Inc. held of record by the undersigned on March 7, 1996 at the annual meeting of stockholders to be held on May 1, 1996 or any adjournment thereof.







(Continued and to be signed on reverse side.)


See Reverse Side

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